First Amendment to Credit Agreement
This First Amendment to Credit Agreement (the “Amendment”) is entered into as of October 31, 2023, by and among StoneX Financial Inc., a Florida corporation (the “Borrower”), StoneX Group Inc., a Delaware corporation (“Holdings”), as a Guarantor, the several financial institutions from time to time party to this Agreement, as Lenders, and BMO Bank N.A.( f/k/a BMO Harris Bank N.A.) as Administrative Agent.
Preliminary Statements
    A.    The Borrower, the Guarantor, the Administrative Agent, and the Lenders entered into that certain Credit Agreement dated as of December 12, 2022 (the “Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Agreement.
    B.    The Borrower has requested the Administrative Agent and the Lenders agree to make certain amendments to the Credit Agreement under the terms and conditions set forth in this Amendment.
    C.    Flagstar Bank, N.A. (f/k/a Signature Bank and referred to herein as the “Departing Lender”) request that it be removed as a Lender under the Credit Agreement and (ii) U.S. Bank National Association (the “New Lender”) requests that it join the Credit Agreement as a new Lender, and the Parent, Borrowers, the Lenders and the Agent agree to remove the Departing Lenders as Lenders under the Credit Agreement and add the New Lender as a Lender under the Credit Agreement; and
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1.    Amendments.
Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows
1.1.    Section 1.5(c) of the Credit Agreement shall be and hereby is amended by deleting the time “3:00 p.m.” appearing in the second line thereof and inserting in its place the time “3:30 p.m.”
1.2.    Section 1.12(i) of the Credit Agreement shall be and hereby is amended by deleting the amount “$145,000,000” appearing therein and inserting in its place the amount “$110,000,000”. The Borrower and Lenders acknowledge and agree that the increase in the Commitment in connection with this Amendment shall be deemed a Commitment Amount Increase pursuant to Section 1.12 of the Credit Agreement, and this Amendment shall be deemed a Commitment Amount Increase Request for purposes of Section 1.12.
First Amendment (StoneX, 2023) 4865-3971-6997 v3.docx
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1.3.    Section 1 of the Credit Agreement shall be and hereby is further amended by inserting a new Section 1.14 immediately after Section 1.13 to read in its entirety as follows:
Section 1.14.    Capital Adequacy. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Swing Loans held by, such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified herein and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
1.4.    The defined terms “Commitment” and “Termination Date” appearing in Section 5.1 of the Agreement to read in their entirety as follows:
“Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swing Loans hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Commitments of the Lenders aggregate $190,000,000 on October 31, 2023.
“Termination Date” means the earliest to occur of (i) October 29, 2024, (ii) the Business Day immediately succeeding the date on which a Termination Event occurs, or (iii) such earlier date on which the Commitments are terminated in whole pursuant to Section 1.10, 9.2 or 9.3 hereof.
1.5.    Schedule 1.1 of the Credit Agreement shall be amended and restated in the form of Schedule 1.1 attached hereto.

Section 2.    Conditions Precedent.
The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent (the date upon which such conditions are satisfied being referred to herein as the “Effective Date”):
2.1.    The Borrower, Holdings, the Administrative Agent, and the Lenders shall have executed and delivered this Amendment;
2.2.    The Administrative Agent shall have received a new Note duly executed by the Borrower for the New Lender to the extent requested.
The Administrative Agent shall have received such other agreements, instruments, documents and certificates as the Administrative Agent may reasonably request.
    2.3    The Administrative Agent shall have received a good standing certificate for the Borrower and Holdings, dated as of a date no earlier than 30 days prior to the date hereof, from the appropriate governmental offices in the state of its incorporation or organization.
2.4.    The Administrative Agent shall have received for the fees set forth in that certain Mandate Letter dated September 19, 2023 between the Administrative Agent and the Borrower, including the payment of an upfront fee equal payable to the Lenders in an amount equal to 0.15% of each Lender’s Commitment.
2.5.    Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.
Section 3.    Representations.
In order to induce the Administrative Agent to enter into this Amendment, the Borrower and the Guarantor (the “Loan Parties”) hereby represents and warrants to the Administrative Agent that as of the date hereof:
3.1.    Authorization, Etc. The Loan Parties have the power and authority to execute, deliver and perform this Amendment and the other Loan Documents (if any) called for hereby. The Loan Parties have taken all necessary action (including, without limitation, obtaining approval of its equity holders, if necessary) to authorize their execution, delivery and performance of this Amendment and the other Loan Documents (if any) called for hereby. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the Loan Parties’ execution, delivery and performance of this Amendment or such other Loan Documents, except for those already duly obtained. This Amendment and the other Loan Documents (if any) called for hereby have been duly executed and delivered by the Loan Parties and constitute the legal, valid and binding obligation of the Loan Parties, enforceable against them in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor rights generally or by equitable principles relating to enforceability. The execution, delivery and performance of this Amendment and the other Loan Documents (if any) called for hereby by the the Loan Parties do not (i) contravene the terms of the Loan Parties’ organizational documents (i.e., articles of incorporation or organization and by-laws or operating agreement, etc.); (ii) conflict with or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of the Loan Parties by reason of the terms of any material contractual obligation (including without limitation contractual obligations arising from any material agreements to which the Loan Parties are a party or which is binding upon it); or (iii) violate any Legal Requirement in any material respect.
3.2.    No Change to Organizational Documents. The Loan Parties hereby certifies that: (w) attached hereto as Annex I is a true, correct and complete copy of Holdings’ certificate of incorporation and such certificate of incorporation is in full force and effect on the date hereof; (x) except for Holdings’ certificate of incorporation, the copies of the Loan Parties’ organizational documents (i.e., articles of incorporation or organization and by-laws or operating agreement, etc.) previously delivered to the Administrative Agent under the Loan Documents continue to be true, correct and complete, have not been amended or otherwise modified since the date of such delivery, and are in full force and effect on the date hereof; (y) the resolutions of the Loan Parties previously delivered to the Administrative Agent in connection with the Loan Documents continue to be true, correct and complete, have not been amended or otherwise modified since the date of such delivery, and are in full force and effect on the date hereof; and (z) each Person previously identified by the Loan Parties to sign any Loan Document on behalf of the Loan Parties continues to be so authorized on the date hereof and is authorized to sign this Amendment. The Administrative Agent may conclusively rely on this certification until it is otherwise notified by the Loan Parties in writing.
3.3.    Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in the Agreement and in the other Loan Documents are and shall be and remain true and correct in all material respects (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of the date of this Amendment.
Section 4.    Departing Lenders; New Lender.

4.1.    Departing Lender. The Departing Lender hereby agrees to sell and assign without representation, recourse, or warranty (except that the Departing Lender represents it has authority to execute and deliver this Amendment and sell its Obligations contemplated hereby, which Obligations are owned by the Departing Lender free and clear of all Liens), and upon the Effective Date, (A) the Lenders (other than the Departing Lender) hereby agree to purchase, 100% of the Departing Lender’s outstanding Obligations under the Credit Agreement and the other Loan Documents for a purchase price equal to the outstanding principal balance of Loans and accrued but unpaid interest and fees owed to the Departing Lender under the Credit Agreement as of the Effective Date, which purchase price shall be paid in immediately available funds on the Effective Date, and (B) the Borrower shall pay to the Departing Lender any amounts otherwise owing to the Departing Lender not payable by the Lenders pursuant to subclause (A) hereof. Such purchases and sales shall be arranged through the Administrative Agent and the Departing Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith. Upon the Effective Date and the payment of the Obligations owing to the Departing Lender, the Departing Lender shall cease to be a Lender under the Credit Agreement and the other Loan Documents and the Departing Lender shall have relinquished its rights (other than rights to indemnification and reimbursements referred to in the Credit Agreement which survive the repayment of the Obligations owed to the Departing Lender in accordance with its terms) and be released from its obligations under the Credit Agreement. The parties hereto agree that, except as provided for in the preceding sentence, all references in the Loan Documents to the Lenders or any Lender shall from and after the date hereof no longer include the Departing Lender and the Departing Lender shall have no obligations under the Credit Agreement and this Amendment other than those set out in this Section 4.1.

4.2.    New Lender. Upon the Effective Lender, the New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement as a Lender, and have all the rights and obligations of a “Lender” under the Credit Agreement, (ii) shall have a Commitment in the amount set forth on Schedule 1.1 to the Credit Agreement, and (iii) agrees to be bound by the terms and conditions of the Credit Agreement as if it were an original signatory thereto. The New Lender hereby confirms that it has received a copy of the Credit Agreement and the other Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. The New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Loan Parties or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.
4.3.    Equalization of Loans. Upon the Effective Date, the Lenders (other than the Departing Lender) each agree to make such purchases and sales of interests in the outstanding Loans among themselves so that each Lender is then holding its relevant Percentage of outstanding Loans. Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Agent may reasonably request in connection therewith.
Section 5.    Reaffirmation

The Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Credit Agreement. The Guarantor hereby confirms to the Administrative Agent and the Lenders that, after giving effect to this Amendment, the Guaranty and each other Loan Document to which such Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the Guarantor is not required by the terms of the Credit Agreement to consent to the waivers or modifications to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of the Guarantor to any future waivers or modifications to the Credit Agreement.
Section 6.     Miscellaneous.
    6.1.    Except as specifically amended herein, the Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby. This Amendment is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Agreement or the other Loan Documents, except as specifically set forth herein. Without limiting the foregoing, the Borrower agrees to comply with all of the terms, conditions, and provisions of the Agreement and the other Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Amendment.
    6.2.    The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
    6.3.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of Amendment. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois without regard to conflicts of law principles that would require application of the laws of another jurisdiction.
[Signature Page to Follow]

This First Amendment to the Credit Agreement is entered into as of the date and year first above written.
“Borrower”
StoneX Financial Inc.
By: /s/ William Dunaway
Name: William Dunaway Title: Chief Financial Officer
By: /s/ Kevin Murphy
Name: Kevin Murphy Title: Group Treasurer
“Guarantor”
StoneX Group Inc.

By: /s/ William Dunaway
Name: William Dunaway Title: Chief Financial Officer
By: /s/ Kevin Murphy
Name: Kevin Murphy Title: Group Treasurer

[Signature Page – StoneX Amendment]

“Administrative Agent and the Lenders”
BMO Bank N.A, as Administrative Agent, the Swing Line Lender and a Lender
By    : /s/ Matthew Witt
    Name Matthew Witt
    Title Vice President

Customers Bank, as a Lender
By    : /s/ Brandon Troster
    Name Brandon Troster
    Title SVP

Webster Bank, N.A., as a Lender
By    : /s/ George G. Sims
    Name George G. Sims
    Title Managing Director

Northbrook Bank & Trust Company, as a Lender
By    : /s/ Connor Huxtable
    Name Connor Huxtable
    Title Vice President

TriState Capital Bank, as a Lender
By    : /s/ Ellen Frank
    Name Ellen Frank
    Title Senior Vice President

[Signature Page – StoneX Amendment]

Cadence Bank, as a Lender
By    : /s/ James Nation
    Name James Nation
    Title Managing Director

East West Bank, as a Lender
By    : /s/ Mike Berent
    Name Mike Berent
    Title Senior Vice President

U.S. Bank National Bank, as the New Lender
By    : /s/ Chris Doering
    Name Chris Doering
    Title Senior Vice President

Flagstar Bank, N.A. (as successor to Signature Bank), as the Departing Lender
By    : /s/ Richard Ohl
    Name Richard Ohl
    Title Sr. Vice President

[Signature Page – StoneX Amendment]

Schedule 1
Commitments

Name of Lender	Commitment
BMO Bank N.A.	$75,000,000.00
Customers Bank	$25,000,000.00
East West Bank	$25,000,000.00
U.S. Bank National Association	$25,000,000.00
Webster Bank, N.A.	$15,000,000.00
Northbrook Bank & Trust Company, N.A.	$10,000,000.00
TriState Capital Bank	$10,000,000.00
Cadence Bank	$5,000,000.00
Total	$190,000,000

Annex I

Certificate of Incorporation

StoneX Group Inc.